Exhibit 10.1
First Amendment to the
Surgery Partners, Inc.
2015 Omnibus Incentive Plan

This Amendment to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan (the “Plan”) is adopted by Surgery Partners, Inc. (the “Company”), effective as of May 29, 2019.

WHEREAS, the Company has established the Plan through which the Company may grant awards of stock options, stock appreciation rights, restricted stock and other stock-based awards to directors, officers and other employees of the Company and its subsidiaries, as well as other persons performing consulting or advisory services for the Company; and

WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan by 3,500,000 shares, resulting in a total of 8,315,700 shares that may be granted under the Plan.

NOW, THEREFORE, the Plan is hereby amended by deleting the first sentence of Section 4(a) in its entirety and inserting the following in its place and stead:

“Subject to adjustment as provided in Section 7, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 8,315,700 shares.”

IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company, to be effective as of the date first written above.

Surgery Partners, Inc.

By:      /s/ Jennifer Baldock
Name:     Jennifer Baldock

Title:	EVP & Chief Legal Officer